Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Anavex Life Sciences Corp.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-218292 and 333-207600) and the Registration Statement on Form S-8 (No. 333-219934) of our reports dated December 11, 2017, relating to the consolidated financial statements, and the effectiveness of Anavex Life Sciences Corp.’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2017.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

December 11, 2017

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.